U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

THE LUXURIOUS TRAVEL CORP.

(Exact name of registrant as specified in its charter)

Florida	333-193386	20-0347908
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

34099 Melinz Pkwy, Unit E, Eastlake, OH	44095
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 440-896-7000

          1535 Jackson Street, Hollywood, FL 33020

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms “the Company,” “we,” “us” and “our” refer to The Luxurious Travel Corp., a Florida corporation and, as applicable, its newly-acquired subsidiary, US Lighting Group, Inc.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 13, 2016 (“Closing”), pursuant to a previously reported Share Exchange Agreement dated May 26, 2016 (the “Exchange Agreement”), the Company acquire all of the issued and outstanding capital stock of US Lighting Group, Inc. (“US Lighting Group”), an Eastlake, Ohio based independent designer and manufacturer of patent-pending, transformer less, LED lighting technologies. At Closing, the Company issued 24,500,000 shares of its common stock to the shareholders of US Lighting Group and Todd Delmay, our then Chief Executive Officer, Chief Financial Officer and principal shareholder, contributed a like number of shares of our common stock held by him to the capital of the Company. Thereupon, US Lighting Group became a wholly-owned subsidiary of the Company, Paul Spivak, the principal shareholder of US Lighting Group, became the principal shareholder of the Company and a “Change in Control” of the Company was deemed to have taken place. In addition, at Closing, Todd Delmay resigned as the Company’s sole executive officer and as a director of the Company, Jeff Delmay resigned as a director of the Company and Mr. Spivak was appointed our sole director and Chief Executive Officer. See “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in this report for Paul Spivak’s biographical information.

Prior to Closing, our board of directors declared and paid a cash dividend of $0.00575 per share to shareholders of record prior to Closing, other than Todd Delmay, who waived the right to receive the dividend on 11,750,000 of the 25,000,000 shares held by him prior to Closing. Accordingly, the aggregate amount dividend to our shareholders was $105,512.50 (the “Dividend”).

We intend to focus our ongoing business efforts on the expansion of US Lighting Group’s LED lighting business. Accordingly, at Closing, we granted Todd Delmay an exclusive, perpetual, royalty-free license of our “travel shopper” hotel and travel booking software, which we had sought to commercialize in our prior operations. We also plan to take the necessary corporate and regulatory action to change the Company’s name to “US Lighting Group, Inc.” and secure a new trading symbol to better reflect its new corporate name and business focus.

Founded in 2011, US Lighting Group is an independent designer and manufacturer of high quality patent-pending, transformer less, “green” LED lighting tubes for sale and distribution into the commercial and industrial 4’ tube lighting sectors in the United States and abroad. Every US Lighting Group LED bulb is made in the USA at US Lighting Group’s own manufacturing facility located near Cleveland, Ohio.

US Lighting Group’s flagship line of LED bulbs is the BH4 Series. BH4 LED bulbs are 4 feet long and intended to replace the harsh, inefficient fluorescent bulbs found in many offices, warehouses, department stores, and corporate buildings. BH4 Series LED bulbs utilize an innovative and patent-pending, transformer less design which decreases manufacturing costs and dramatically increases energy efficiency and brightness. These factors combine to give BH4 Series LED bulbs an incredibly long lifespan - independently tested to have an average lifespan of 190,000 hours (21 years) - more than 3x the closest competition. This reduces maintenance costs significantly and is a major pre-buying consideration of end-users.

Market demand for 4’ LED tubes is expected to grow dramatically over next several years due to federal/state government and energy provider incentives and rebates for end-users, increasing utilities cost savings for end-users, and the Department of Energy’s approval of the green eco-friendly 4’ LED tube as the logical replacement for the more than 1.8 billion outdated and energy inefficient fluorescent light tubes currently installed in the United States.

US Lighting Group BH4 Series LED bulbs are distributed throughout the United States to various commercial and industrial end-users and resellers, and also available at several online retailers, including The Home Depot.

See “Item 3.02 Unregistered Sales of Equity Securities” in this report with respect to a private offering of 406,730 shares of our common stock at a price of $0.50 per share (the “Offering”) consummated contemporaneously with Closing.

The foregoing summary of the Exchange Agreement is qualified in its entirety by reference to Exhibit 10.1 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

At Closing, we consummated the Offering of 406,730 shares of our common stock at a price of $0.50 per share to a group of “accredited investors,” which generated aggregate proceeds of $203,365. The proceeds from the Offering were and are being used to pay acquisition and Offering expenses, the dividend, pre-Closing liabilities of the Company and for other working capital and other general corporate purposes.

The Offering was made and the shares of our common stock sold thereunder were issued pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and Regulation D thereunder.

Item 5.01	Changes in Control of the Registrant.

The disclosure set forth in “Item 2.01 Completion of Acquisition or Disposition of Assets” in this report is incorporated into this item by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in “Item 2.01 Completion of Acquisition or Disposition of Assets,” at Closing, Todd Delmay resigned as the Company’s sole executive officer and as a director of the Company, Jeff Delmay resigned as a director of the Company and Paul Spivak, the principal shareholder, president and sole director of US Lighting Group, was appointed our sole director and Chief Executive Officer.

Paul Spivak is an innovative entrepreneur, design engineer, and inventor with over 30 years of experience in creating new high technology products and successfully developing four profitable startup companies. Initially designing electronic surveillance equipment for IBM, Motorola, and Westinghouse, he ultimately left his day jobs to pursue his own business ventures, inventions, and patents. His extensive knowledge of embedded microcontrollers, automotive electronics, and composites industries has allowed him to establish a well-earned reputation as a talented inventor and electronics expert with solid work certifications. During his career, he was granted several patents for alternative energy solutions for vehicles, linear motion applications for spray tanning techniques, and digital instrumentations for boats and automobiles.

In 2012, Paul Spivak founded, and has since served as president of US Lighting Group. In 2008, Mr. Spivak founded, and has since served as president of St. Martin Powerboats, LLC, an Ohio-based company engaged in watercraft design, manufacturing, and marketing, which has also entered in a definitive agreement for a similar transaction pursuant to which it will become a wholly-owned subsidiary of a public company. In 1997, he founded and since served as president of Intellitronix, Inc. a developer of microprocessor controlled digital instruments for the high performance automotive “after-market” and marine industries. In 2002-2003, Mr. Spivak and a partner founded Magic Tan, which developed and manufactured a “sunless tanning” machine that became #1 in the industry within a one year period. Magic Tan was sold to a group of investors for $2.6 million in 2003. Paul Spivak’s other business interests include research and development into practical uses of electronics in therapeutic applications.

We are not party to an employment or comparable agreement with Paul Spivak, although we may enter into such an agreement in the future.

Item 9.01 Financial Statements and Exhibits.

(a)            Financial statements of businesses acquired. The financial statements of US Lighting Group for the periods specified in Rule 8-04 (b) of Regulation S-X will be filed by the registrant by amendment to this report within 75 days of the Date of Report indicated on the cover page hereof.

(b)            Pro forma financial information. The pro forma financial information required to be filed as specified in Rule 8-05 of Regulation S-X will be filed by the registrant by amendment to this report within 75 days of the Date of Report indicated on the cover page hereof.

(d)            Exhibits.

Exhibit Number	Description

10.1	Share Exchange Agreement dated as of May 26, 2016(1)

(1)	Filed as an Exhibit of the same number to the registrant’s Current Report on Form 8-K dated May 1, 2016 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUXURIOUS TRAVEL CORP.

Dated: July 14, 2016	By:	/s/ Paul Spivak
Paul Spivak, Chief Executive Officer